UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Rella Boulevard, Montebello, New York		10901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plans to which the Registrant’s Principal Executive Officer and Principal Financial Officer are Parties are Materially Amended and Material Awards Under Such Plans are Materially Modified.

Amended and Restated Employment Agreement for Jack L. Kopnisky, President and Chief Executive Officer

On December 8, 2015, Sterling Bancorp, a Delaware corporation (the “Company”), Sterling National Bank, a national banking association organized and existing under the laws of the United States of America (the “Bank” and, together with the Company, “Sterling”) and Jack L. Kopnisky, the Company’s President and Chief Executive Officer (the “CEO”), executed an amended and restated employment agreement (the “Employment Agreement”) to replace that certain employment agreement, dated as of June 20, 2011, and amended as of November 26, 2012 and April 3, 2013, among Mr. Kopnisky, the Company and the Bank.

Mr. Kopnisky’s Employment Agreement provides for a term ending on December 31, 2018 (unless in the event of a “change in control” (as defined in the Employment Agreement) in such case the Employment Agreement will be terminated upon the second anniversary date of the change in control, if later). Mr. Kopnisky’s Employment Agreement provides for an annual base salary of seven hundred fifty thousand dollars ($750,000), which will be increased to eight hundred thousand dollars ($800,000) effective as of January 1, 2016 and further possible upward adjustment (his base salary shall not be reduced without Mr. Kopnisky’s consent), and a target annual bonus as determined by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). In addition to an annual salary and bonus, the Employment Agreement provides that Mr. Kopnisky is entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans, supplemental life insurance and supplemental long-term disability and any other employee benefit plans.

Mr. Kopnisky’s Employment Agreement also provides for the grant of an equity-based performance award promptly following the effective date of the Employment Agreement, having an aggregate value equal to three million dollars ($3,000,000). The details of this equity award are described below under “Special Performance Awards for the Chief Executive Officer and Chief Financial Officer.”

In the event that the Company terminates Mr. Kopnisky for “cause” (as defined in the Employment Agreement), Mr. Kopnisky resigns from employment without “good reason” (as defined in the Employment Agreement), or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations. Termination of employment will not be deemed to be for “cause” unless and until there has been delivered to Mr. Kopnisky a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Kopnisky and he is given an opportunity, together with his counsel, to be heard before the Board).

If the Company terminates Mr. Kopnisky without “cause” or Mr. Kopnisky voluntarily resigns for “good reason,” then Mr. Kopnisky will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the product of two (2) times the sum of his annual base salary in effect immediately prior to termination of employment and the amount of his target bonus for the year of termination, and (ii) monthly payments equal to his monthly premiums for post-employment group health plan continuation coverage under the Company’s group health plan for a period of eighteen (18) months following termination of employment (“COBRA Payments”).

However, if Mr. Kopnisky is terminated without “cause” or resigns for “good reason” on or within twenty-four (24) months following a “change in control,” then he will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the product of three (3) times the sum of his annual base salary in effect immediately prior to termination of employment and the amount of his target bonus for the year of termination, and (ii) the COBRA Payments. Further, upon such termination within twenty-four (24) months after a change in control, all then-outstanding stock options and other equity-based awards shall become fully vested; provided, however, that any stock options and other equity-based awards tied to the achievement of one or more performance goals shall be deemed to be fully achieved at target as of the date of Mr. Kopnisky’s termination of employment and such vesting calculated on a pro rata basis. The pro rata amount is determined by dividing the total number of days during the scheduled vesting period during which Mr. Kopnisky was employed relative to the total number of days during the scheduled vesting period. That fraction is then multiplied by the total amount of performance awards for which Mr. Kopnisky would have been eligible.

Under Mr. Kopnisky’s employment agreement, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would result in Mr. Kopnisky receiving greater compensation and benefits on an after-tax basis.

The Employment Agreement also provides that, for a period of twelve (12) months following the termination of Mr. Kopnisky’s employment for any reason, he will be restricted from competing with the Company and its affiliates and from soliciting the Company’s and its affiliates’ respective customers or employees. In the event of a change in control, the non-compete provision would not apply. These provisions can be waived with the written consent of the Company. Mr. Kopnisky’s entitlement to any severance payments or benefits is subject to his compliance with these non-solicitation and non-competition requirements.

A seventy-five percent (75%) vote of the full Board is required to remove Mr. Kopnisky from the Board or to modify the Employment Agreement, in each case through October 31, 2016.

Mr. Kopnisky’s Employment Agreement supersedes and replaces his existing employment agreement, as amended, with Sterling.

The foregoing description of the Employment Agreement with Mr. Kopnisky does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Amended and Restated Employment Agreement for Luis Massiani, Chief Financial Officer

Also on December 8, 2015, Sterling and Luis Massiani, the Company’s Chief Financial Officer (the “CFO”), executed an amended and restated employment agreement (the “Employment Agreement”) to replace that certain employment agreement dated as of November 1, 2013.

Mr. Massiani’s Employment Agreement provides for a term ending on December 31, 2018 (unless in the event of a “change in control” (as defined in the Employment Agreement) in such case the Employment Agreement will be terminated upon the second anniversary date of the change in control, if later). Mr. Massiani’s Employment Agreement provides for an annual base salary of four hundred thousand dollars ($400,000), which shall be increased to four hundred fifty thousand dollars ($450,000) effective as of January 1, 2016 and further possible upward adjustment (his base salary shall not be reduced without Mr. Massiani’s consent), and a target annual bonus as determined by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”). In addition to an annual salary and bonus, the Employment Agreement provides that Mr. Massiani is entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans and supplemental long-term disability and any other employee benefit plans.

Mr. Massiani’s Employment Agreement also provides for the grant of an equity-based performance award promptly following the effective date of the Employment Agreement, having an aggregate value equal to one million dollars ($1,000,000). The details of this equity award are described below under “Special Performance Awards for the Chief Executive Officer and Chief Financial Officer.”

In the event that the Company terminates Mr. Massiani for “cause” (as defined in the Employment Agreement), Mr. Massiani resigns from employment without “good reason” (as defined in the Employment Agreement), Mr. Massiani resigns with “good reason,” or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations. Termination of employment will not be deemed to be for “cause” unless and until there has been delivered to Mr. Massiani a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Massiani and he is given an opportunity, together with his counsel, to be heard before the Board).

If the Company terminates Mr. Massiani’s employment without “cause,” then the executive will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the sum of his annual base salary in effect immediately prior to his termination of employment and the amount of his target bonus for the year of termination, and (ii) monthly payments equal to his monthly premiums for post-employment group health plan continuation coverage under the Company’s group health plan for a period of eighteen (18) months following termination of employment (“COBRA Payments”).

If the Company terminates Mr. Massiani without “cause” or he resigns for “good reason” on or within twenty-four (24) months following a “change in control,” then he will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash amount equal two (2) times the sum of his annual base salary in effect immediately prior to his termination of employment and the amount of his target bonus for the year of termination, and (ii) the COBRA Payments.

Under the Employment Agreement, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would result in Mr. Massiani receiving greater compensation and benefits on an after-tax basis.

Mr. Massiani’s Employment Agreement also provides that, for a period of twelve (12) months following the termination of his employment for any reason, he will be restricted from competing with the Company and its affiliates and, for a period of eighteen (18) months following the termination of his employment for any reason, he will be restricted from soliciting the Company’s and its affiliates’ respective customers or employees.

Mr. Massiani’s Employment Agreement supersedes and replaces his existing employment agreement with Sterling.

The foregoing description of the Employment Agreement with Mr. Massiani does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.2, and incorporated by reference herein.

Special Performance Awards for the Chief Executive Officer and Chief Financial Officer

On December 8, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) approved the grant of a special performance award to each of the Company’s CEO and CFO pursuant to the Company’s 2015 Omnibus Equity and Incentive Plan (the “Plan”) and as provided for under their respective new amended and restated employment agreements (the “Employment Agreements”). On December 8, 2015, the Board ratified and approved the grant of such performance awards.

As per the Employment Agreements, the value of the special performance award granted to the CEO is for three million dollars ($3,000,000) and the value of the special performance award granted to the CFO is one million dollars ($1,000,000). These values were determined by the Committee in consideration of market data, each executive’s performance, the suitability of such awards as a retention tool, and for reinforcement of ownership and stockholder alignment. The number of shares granted were determined by dividing each above dollar value by the share price on the grant date, resulting in a performance award of 180,505 shares for the CEO and a performance award of 60,168 shares for the CFO.

Each award has three (3) performance goals (with each applying to one-third (1/3) of the total number of shares granted) based upon predetermined percentages of Total Stockholder Return (“TSR”). The performance period will start on the date of grant (December 8, 2015) and end on December 31, 2018. If a performance goal is achieved at any time during the performance period, the shares related to such performance goal will be settled in shares of restricted stock, which will subsequently vest at the end of the award term, December 31, 2018, if the executive satisfies the service requirement (the “Vesting Date”). If the applicable executive terminates his service with the Company, Sterling National Bank and/or any of their subsidiaries prior to the Vesting Date, such executive will forfeit the performance award in its entirety. If a performance goal is not achieved during the performance period, the shares relating to such performance goal will be forfeited. Notwithstanding the foregoing, any shares of restricted stock that the applicable executive receives upon achievement of one (1) or more of the three (3) performance goals will become free of all restrictions and become fully vested if, prior to the Vesting Date, the applicable executive (i) terminates service due to death or disability; (ii) is terminated without cause or resigns for “good reason” (as defined in the 2015 Omnibus Equity and Incentive Plan (the “Plan”)) or due to retirement, or (iii) the executive is terminated either without cause or resigns for “good reason” (as defined in the applicable employment agreement) on or within twenty-four (24) months following a “change in control” (as defined in the Plan); provided, however, that in each instance, the executive will forfeit any performance award shares for which the performance goals have not been attained prior to termination.

The foregoing description of the grant of special performance awards to Messrs. Kopnisky and Massiani does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreements, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling Bank and Jack L. Kopnisky, dated December 8, 2015.

10.2	Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling Bank and Luis Massiani, dated December 8, 2015.

10.3	Special Performance Award Notice and Agreement for Jack L. Kopnisky (CEO).

10.4	Special Performance Award Notice and Agreement for Luis Massiani (CFO).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp

Date: December 8, 2015	By:	/s/ Jack L. Kopnisky
	Name:	Jack L. Kopnisky
	Title:	President and Chief Executive Officer